EXHIBIT 23.2

                                                      CONSENT

         The undersigned, Jules V. Lane D.D.S., hereby consents to the reference to him as having agreed to become a Director of Castle Dental Centers, Inc. on the closing of the acquisition by Castle Dental Centers, Inc. of American Dental Centers, as described in the Registration Statement on Form S-1 relating to the Common Stock of Castle Dental Centers, Inc.


                                                   /S/ JULES V. LANE D.D.S.
                                                       Jules V. Lane D.D.S.

                                             Date:       SEPTEMBER 2, 1996